Exhibit 99.2

Third Quarter 2024 Earnings Presentation November 8, 2024

Disclaimers and Forward - Looking Statements The information contained in this presentation should be viewed in conjunction with the earnings conference call of Chicago Atlantic BDC, Inc . (the “Company”) (Nasdaq : LIEN) held on November 8 , 2024 and the Company’s Quarterly Report on Form 10 - Q for the quarter ended September 30 , 2024 . The information contained herein may not be used, reproduced or distributed to others, in whole or in part, for any other purpose without the prior written consent of the Company . This presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy the Company’s common stock or any other securities nor will there be any sale of the common stock or any other securities referred to in this presentation in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction . Nothing in these materials should be construed as a recommendation to invest in any securities that may be issued by the Company or as legal, accounting or tax advice . An investment in securities of the type described herein presents certain risks . Nothing contained herein shall be relied upon as a promise or representation whether as to the past or future performance . Information regarding performance by the Company’s management team and their affiliates is presented for informational purposes only . You should not rely on the historical record of the Company’s management team and their affiliates as indicative of the future performance of an investment in the Company or the returns the Company will, or is likely to, generate going forward . Certain information contained herein has been derived from sources prepared by third parties . While such information is believed to be reliable for the purposes used herein, the Company makes no representation or warranty with respect to the accuracy of such information . This presentation contains references to trademarks and service marks belonging to other entities . Solely for convenience, trademarks and trade names referred to in this presentation may appear without the ® or ö symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names . The Company does not intend its use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of the Company by, any other companies . The information contained in this presentation is summary information that is intended to be considered in the context of other public announcements that the Company may make, by press release or otherwise, from time to time . The Company undertakes no duty or obligation to publicly update or revise the information contained in this presentation, except as required by law . These materials contain information about the Company, certain of its personnel and affiliates and its historical performance . You should not view information related to the past performance of the Company as indicative of the Company’s future results, the achievement of which cannot be assured . Past performance does not guarantee future results, which may vary. The value of investments and the income derived from inve stm ents will fluctuate and can go down as well as up. A loss of principal may occur. Some of the statements in this presentation constitute forward - looking statements because they relate to future events, future performance or financial condition of the Company or the Loan Portfolio Acquisition (as defined below) . The forward - looking statements may include statements as to : future operating results of the Company and distribution projections ; business prospects of the Company and the prospects of its portfolio companies ; and the impact of the investments that the Company expects to make . In addition, words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words indicate forward - looking statements, although not all forward - looking statements include these words . The forward - looking statements contained in this presentation involve risks and uncertainties . Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with ( i ) the ability to realize the anticipated benefits of the Loan Portfolio Acquisition ; ( i i ) risks related to diverting management’s attention from ongoing business operations ; (iii) the risk that stockholder litigation in connection with the Loan Portfolio Acquisition may result in significant costs of defense and liability ; (iv) changes in the economy, financial markets and political environment, including the impacts of inflation and rising interest rates ; (v) risks associated with possible disruption in the operations of the Company or the economy generally due to terrorism, war or other geopolitical conflict (including the current conflict between Russia and Ukraine and the current conflict between Israel and Hamas), natural disasters or global health pandemics, such as the COVID - 19 pandemic ; (vi) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) ; (vii) changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of the Company’s assets ; (viii) elevating levels of inflation, and its impact on the Company, on its portfolio companies and on the industries in which it invests ; (ix) the Company’s plans, expectations, objectives and intentions, as a result of the Loan Portfolio Acquisition ; (x) the future operating results and net investment income projections of the Company ; (xi) the ability of the Adviser (as defined below) to locate suitable investments for the Company and to monitor and administer its investments ; (xii) the ability of the Adviser or its affiliates to attract and retain highly talented professionals ; (xiii) the business prospects of the Company and the prospects of its portfolio companies ; (xiv) the impact of the investments that the Company expects to make ; (xv) the expected financings and investments and additional leverage that the Company may seek to incur in the future ; (xvi) conditions in the Company’s operating areas, particularly with respect to business development companies or regulated investment companies ; (xvii) the realization generally of the anticipated benefits of the Loan Portfolio Acquisition and the possibility that the Company will not realize those benefits, in part or at all ; (xviii) the performance of the loans included in the Loan Portfolio (as defined below), and the possibility of defects or deficiencies in such loans notwithstanding the diligence performed by the Company and its advisors ; (xix) the ability of the Company to realize cost savings and other management efficiencies in connection with the Loan Portfolio Acquisition as anticipated ; (xx) the reaction of the trading markets to the Loan Portfolio Acquisition and the possibility that a more liquid market or more extensive analyst coverage will not develop for the Company as anticipated ; (xxi) the reaction of the financial markets to the Loan Portfolio Acquisition and the possibility that the Company will not be able to raise capital as anticipated ; (xxii) the strategic, business, economic, financial, political and governmental risks and other risk factors affecting the business of the Company and the companies in which it is invested as described in the Company’s public filings with the Securities and Exchange Commission (the “SEC”) ; and (xxiii) other considerations that may be disclosed from time to time in the Company’s publicly disseminated documents and filings . The Company has based the forward - looking statements included in this presentation on information available to it on the date of this presentation, and it assumes no obligation to update any such forward - looking statements . Although the Company undertakes no obligation to revise or update any forward - looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that the Company may make directly to you or through reports that the Company in the future may file with the SEC, including annual reports on Form 10 - K, quarterly reports on Form 10 - Q and current reports on Form 8 - K . 2

Chicago Atlantic BDC, Inc.

- Chicago Atlantic BDC, Inc. (NASDAQ: LIEN) (the "Company" is externally managed by Chicago Atlantic BDC Advisers, LLC. (the "Adviser")
- The Company acquired a portfolio of loans (the "Loan Portfolio") from Chicago Atlantic Loan Portfolio, LLC on October 1, 2024 (the "Loan Portfolio Acquisition")
- The Adviser, a majority-owned subsidiary of Chicago Atlantic Group, LP (together with its affiliates, "Chicago Atlantic"), is an SEC-registered investment adviser and works with its clients to originate, underwrite and deploy first-lien, senior-secured fixed and floating rate debt primarily to the cannabis industry's most established operators and to other niche companies overlooked by the broader market
- The Adviser focuses on opportunities that are time-sensitive, highly complex or in dislocated sectors where risk is fundamentally mispriced with attractive risk-adjusted returns
- Seasoned investment team with decades of multi-sector experience across market cycles and complex legal and regulatory frameworks in credit, special situations, equities, distressed and emerging market debt
- Access to Chicago Atlantic's leading lending platform as lead or co-lead arranger, and its proprietary sourcing network and direct originations team

$2.3B+
in loans closed since platform inception(1)

80+
loans closed across platform(1)

~$559mm
active pipeline under evaluation(1)

$273mm
total portfolio investment value(2)

100%
senior-secured loans in current Company portfolio(2)

17.2%
gross weighted-average yield of Company debt investments(2)

1. As of 9/30/24. Includes all loans closed and active pipeline across the Chicago Atlantic platform. Active pipeline under evaluation includes potential syndications and represents the active pipeline under evaluation of Chicago Atlantic. 2. As of 10/1/24; see page 10 for information regarding the calculation of Gross Weighted Average Portfolio Yield on Debt Investments ("Portfolio Yield") and Total Portfolio Investment Value.

CHICAGO ATLANTIC
CHICAGO ATLANTIC BDC, INC.
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Investment Highlights » Strong credit metrics » Only BDC that is primarily focused on the cannabis industry » All loans are first - lien » Seventy - nine percent of the portfolio are floating rate loans, and almost all have floors » No current leverage – currently exploring various financing options » Part of the largest cannabis focused investment platform A DIFFERENTIATED BDC » Focus on highly complex and highly regulated industries underserved by other capital providers » Direct lending against cash flows and multiple types of collateral in cannabis creates a large addressable market » Pricing and structuring power with high barriers to entry FOCUS ON UNDERSERVED SECTORS » Uncorrelated, idiosyncratic credit opportunity in cannabis » Other BDCs and private credit funds tend to overlap on sponsor - backed, middle - market lending with similar risk profiles and catalysts » Seek alpha where few capital providers with requisite expertise are present DIVERSIFIED SOURCE OF CREDIT ALPHA 4

Experienced Credit and Cannabis Leadership Team

Scott Gordon
Executive Chairman & Co-CIO

- Former Founding Partner, CEO and CIO of Silver Spike Capital
- 36-year investment career in global special situations, distressed and emerging markets
- Holds board positions at Papa & Barkley and WM Holding Company, LLC
- Early entrepreneur and investor in cannabis operating businesses, including a CA-based and industry leading cannabis/CBD health & wellness brand
- Leadership roles at JPMorgan, ING Barings, Bank of America Distressed (International), Caxton, Marathon and Taconic

Andreas Bodmeier
CEO

- Co-Founder and Partner of Chicago Atlantic
- Underwritten over $500mm in cannabis credit transactions
- Former Principal of consulting firm focused on FX and commodity risk management
- Former Senior Advisor, U.S. Dept. of Health and Human Services
- PhD in Finance and MBA from Chicago Booth and MSc from Humboldt University (Berlin)

Umesh Mahajan
Co-CIO, CFO and Secretary

- Former Partner, Co-Head Credit of Silver Spike Capital
- 29-year career in credit, special situations and distressed investing
- Former Managing Director at Ascribe Capital, an opportunistic credit investing fund
- Former Managing Director at Bank of America Merrill Lynch in principal investing and special situations
- Former member of J.P. Morgan's investment banking team in Asia

Dino Colonna
President

- Former Partner, Co-Head Credit of Silver Spike Capital
- 22-year career in traditional and alternative investment portfolios and investment banking across the global capital markets
- Formerly Managing Partner at Madison Capital Advisors, a middle-market asset-backed lender in the cannabis, life sciences and tech sectors
- Former ECM and derivatives investment banker at Barclays London
- Former senior research analyst at Forest Investment Management, a global multi-strategy hedge fund

CHICAGOATLANTIC
CHICAGO ATLANTIC BDC, INC.
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About CHICAGO ATLANTIC 1. Assets under management represents total committed investor capital, total available leverage including undrawn capital, a nd capital invested by co - investors and managed by the firm, as of 6/30/24 6 A private credit - focused investment firm founded in 2019 INCEPTION Assets under management: $1.6B 1 SIZE 80+ professionals, including over 30 investment professionals TEAM Seeking attractive returns, preservation of capital and income generation predominantly through investment opportunities that are overlooked or underserved by conventional capital sources INVESTMENT PRINCIPLES Chicago, Miami & New York LOCATIONS

CHICAGO ATLANTIC Advantage: Established R elationships with Deal S ources Over the past years, Chicago Atlantic has expanded existing and developed new deal sources, providing for a robust opportunity set. Limited Partners Club Deals/Other Lenders Deal Sources Intermediaries Direct Outreach Attorneys, Accountants 7

Core Strategy Chicago Atlantic focuses on senior - secured lending in the top of the capital structure to the lower middle market and middle market. The platform’s primary investment verticals include cannabis, growth and technology finance, loans to esoteric industries / asset - based loans, and liquidity solutions. INVESTMENT STRATEGY DIFFERENTIATORS x Seek above market returns and the preservation of capital x Take advantage of opportunities across industries that are created by complexity or the lack of investor focus x Invest and lend in underserved market niches x Focus on smaller deal sizes than most direct lenders that have targeted increasingly larger deals, creating an opportunity to target smaller deals with less competition x Ability to underwrite highly complex industries x Extensive origination network x Top of the capital structure lending is risk mitigating x Prioritize preservation of capital x Low correlation to other asset classes x Floating - rate loans with high interest rate floors 8

Financial Highlights

	Quarter Ended September 30, 2024	Quarter Ended September 30, 2023
Gross Investment Income	$3.2 million	$2.9 million
Expenses Excluding Loan Portfolio Acquisition Expenses	$0.8 million	$1.3 million
Net Investment Income Excluding Loan Portfolio Acquisition Expenses	$2.4 million	$1.6 million
Loan Portfolio Acquisition Expenses	$2.4 million	-
Net Investment Income	$0.0 million	$1.6 million
Net Assets at End of Period	$82.5 million	$87.4 million
Per Share Data:		
Net Investment Income Excluding Loan Portfolio Acquisition Expenses	$0.39	$0.26
Net Investment Income	$0.00	$0.26
Net Asset Value at End of Period	$13.28	$14.06

CHICAGOATLANTIC
CHICAGO ATLANTIC BDC, INC.
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A Differentiated Investment Portfolio

Chicago Atlantic BDC Inc. Portfolio as of 10/1/2024 (Unaudited)

Net Asset Value (including Cash)[1]	$302mm
Investments at Fair Value (Excluding Accrued Interest)[2]	$273mm
Number of Portfolio Companies	28
Gross Weighted Average Yield of Debt Investments[3]	17.2%
Floating Rate Debt (% of Debt Investments Fair Value)	79%
Floating Rate Debt w/ Interest Rate Floor (% of Floating Rate Debt Fair Value)	99%
Non-accruals at Cost (%)	0%
Average Position Size	$8mm (3% of Total Investments Fair Value)
PIK Interest (% of Total Annual Interest)[4]	5%
Portfolio Companies Key financial and Credit Metrics[5]	
Revenue (Median)	$85mm
EBITDA (Median)	$19mm
Sr. Secured Net debt / EBITDA (Weighted Average)	1.6x
Interest Coverage (Weighted Average)	4.1x

Portfolio Diversification[6]



23%
77%
Cannabis
Non-Cannabis

Non-Cannabis by Industry



8%
14%
4%
8%
21%
11%
35%
Consumer Products
Precious Metals
Real Estate
Financial Intermediary
IT Services
Healthcare
Consumer Services

Based on Company data as of 9/30/24 and Loan Portfolio data as of 9/28/24. Weighted average amounts are weighted by the fair market value of each respective investment.
1. Net of estimated expenses related to the Loan Portfolio Acquisition. 2. Investment at Fair Value excludes accrued interest of approximately $2.9mm which was part of the transaction fair value of the Loan Portfolio Acquisition. 3. Weighted Average Portfolio Yield on Debt Investments ("Portfolio Yield") is the weighted average of the annualized yield for each debt investment in the portfolio weighted by the fair value of each debt investment as of 9/30/24 for the Company and 9/28/24 for the Loan Portfolio (the "Reference Date"). The yield for each debt investment is calculated by dividing (a) the sum of (i) the stated annual cash interest rate of the debt investment as of the Reference Date, (ii) the stated annual payment-in-kind interest rate, if any, of the debt investment as of the Reference Date, (iii) the difference between the par value and the fair value of the debt investment, expressed as a percentage of the par value of the debt investment, and annualized based on the remaining term of the debt investment as of the Reference Date, and (iv) the exit fee of the debt investment, if any, expressed as a percentage of the par value of the debt investment and annualized based on the remaining term of the debt investment as of the Reference Date, by (b) the fair value of the debt investment, expressed as a percentage of the par value of the debt investment. The Portfolio Yield calculation does not reflect any prepayment penalties or early payoffs with respect to the debt investments. The Portfolio Yield is gross of expenses and excludes cash and equity holdings. The Portfolio Yield would be lower if the calculation reflected expenses and cash holdings. The Portfolio Yield does not represent actual investment returns to the Company's stockholders and the Company may not actually realize the foregoing yield of any specific debt investment, including if the remaining term of the debt investment is less than a year. 4. Represents the percentage of total annual interest expected to be received in kind instead of in cash. 5. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by the Company, and may reflect a normalized or adjusted amount. Accordingly, the Company makes no representation or warranty in respect of this information. 6. Calculated as a percentage of the net assets of the Company's investment portfolio (excluding cash and cash equivalents). Industries follow GICS categorizations.

CHICAGO ATLANTIC
CHICAGO ATLANTIC BDC, INC.
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The Cannabis Landscape in the U.S. Where Chicago Atlantic Sees Timely Opportunities THE CANNABIS INDUSTRY PRESENTS A UNIQUE OPPORTUNITY TO GENERATE ALPHA AND OUTSIZED RISK - ADJUSTED RETURNS LACK OF TRADITIONAL FINANCING Banks generally don’t lend to companies in the cannabis industry, allowing higher interest rates, attractive collateral, and lender - friendly covenants. LOW CORRELATIONS TO TRADITIONAL MARKETS The medical cannabis market behaves like the pharmaceutical market, and the recreational cannabis market behaves like the tobacco and alcohol markets, both exhibiting low correlations with traditional markets. HIGH BARRIERS TO ENTRY Each state has unique investment characteristics, supply and demand dynamics, and legal frameworks, requiring sophisticated understanding of the industry and strong underwriting expertise. FOCUS ON LIMITED LICENSE STATES Limited license states have limited competition, lucrative license values, high wholesale prices, and less black - market presence. 11

The Cannabis Landscape in the U.S. 2019 2024 1. https://mjb of - us - izdaily.com/map - marijuana - legalization - by - state/ . 2. Statista 3. MJBiz Factbook 2024 x Legal in 40 states and the District of Columbia 1 x Medical use only: 16 states x Recreational/Medical use: 24 states & District of Columbia x Industry revenue estimated at $32B in 2024 3 Legalized recreational and medical use Legalized medical use only No regulated use x Legal in 35 states and the District of Columbia 1 x Medical use only: 25 states x Recreational/Medical use: 10 states & District of Columbia x Industry revenue at $19.3B 2 12

The Cannabis Landscape in the U.S.

The Addressable Market is Growing

U.S. Legal Cannabis Retail Sales ($BN)[1]



$32
$35
$58
2024E
2025E
2030E

Legal Cannabis Sales as a % of Alcohol Sales[2]



3.6%
11.2%
13.6%
2018A
2023E
2027E

Cannabis is growing as a percentage of alcohol sales.
If current 10+ year trends hold, it's expected that legal cannabis sales growth will continue to outperform alcohol sales growth in legal cannabis states.

Chicago Atlantic BDC, Inc. Offers a Significant Premium to Traditional Leveraged Finance



9.8%
6.6%
17.2%
US Leveraged Loan Yield Index 3
US High Yield Index4
Wtd. Average Portfolio Yield on Debt Investments 5

- Assuming the cannabis market enterprise value at 1x revenue, and a 35% debt to 65% equity capital structure,[6] the current value of the U.S. cannabis debt market can be estimated to be $11B.
- With the Chicago Atlantic platform's closed cannabis loans to date of $1.9B[7], Chicago Atlantic estimates that it represents approximately 17% of the current U.S. cannabis debt market.
- With the projected industry size of $58B in retail sales by 2030, and assuming Chicago Atlantic maintains its current debt market share of 17%, the opportunity for the Chicago Atlantic platform could grow to approximately $3.5B.

1. MJBiz Factbook 2024 2. TD Cowen "Ahead of the Curve Series: Cannabis Beats Booze" 12/15/23 3. Morningstar LSTA US Leveraged Loan Index, Yield to Maturity as of 9/30/24. 4. ICE BoA US High Yield Index Effective Yield as of 9/30/24. 5. As of 10/1/24; see page 10 for information regarding the calculation of Weighted Average Portfolio Yield on Debt Investments ("Portfolio Yield"). 6 S&P Capital IQ and Company Filings of the 20 largest cannabis companies (ranked by market capitalization); equity and debt figures are as of 12/31/23. 7. As of 09/30/24.

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CHICAGO ATLANTIC BDC, INC.
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Impact of Further Cannabis Legalization More states may legalize cannabis, presenting numerous new financing prospects for the industry. Cannabis businesses no longer being subject to Section 280E of the Internal Revenue Code would enable them to deduct expenses, reducing their tax burdens and thus making them more profitable. 1 INCREASED MARKET OPPORTUNITIES Allowing dispensaries to process credit card transactions may lead to a significant boost in sales. ENHANCED SALES THROUGH CREDIT CARD PROCESSING Make - whole provisions and pre - payment penalties can make the investments more appealing to potential acquirers, such as private credit or private equity funds. INCREASED ATTRACTIVENESS FOR ACQUISITION Significant barriers to entry, such as stringent financial requirements and industry - specific knowledge, is likely to keep the market relatively stable and prevent an inundation of competitors over the next several years. FAVORABLE COMPETITIVE LANDSCAPE 1. On April 30, 2024, the Drug Enforcement Administration announced its intent to approve rescheduling marijuana from Schedul e I to Schedule III under the Controlled Substances Act. On May 16, 2024, the Justice Department submitted a proposed rule to reclassify marijuana from Sch edu le I to Schedule III under the Controlled Substances Act. Section 280E of the Internal Revenue Code prohibits the taking of deductions for businesses that e nga ge in trafficking of controlled substances listed in Schedule I or Schedule II of the Controlled Substances Act. 14

Target Borrowers Investment Sub - Strategies L IQUIDITY S OLUTIONS E SOTERIC & A SSET - B ASED L ENDING G ROWTH C APITAL & T ECHNOLOGY C ANNABIS L ENDING » Financing is typically event driven » Companies that are pursuing a merger, acquisition, refinancing, dividend recap, or other strategic liquidity need » Companies that are showing strong cash flow performance with low leverage profiles » Companies that have multiple areas of value and liquidity in addition to the underlying business » Low debt to enterprise value » Industry agnostic » Structured credit and asset - based loans, receivables pools, and equipment » Companies that are showing strong cash flow performance with low leverage profiles, but the industries carry regulatory, reputational or other risks » Transactions tend to be attractively priced and have better than normal covenants and amortization due to complexity of the industry or situation » Low debt to asset values and/or enterprise values » Industry leaders and disruptive companies experiencing strong growth » Companies that have raised significant equity capital validating market value » Industry focus typically includes software, hardware, E - commerce and direct to consumer » Liquidity covenants that ensure such company has adequate cash runway » Low debt to enterprise value » Profitable or demonstrated path to near term profitability » Growth or EBITDA positive entities » Companies that require capital but do not want to dilute their equity » Companies that are showing strong cash flow performance with low leverage profiles » Transactions tend to be attractively priced and have better than normal covenants and amortization due to complexity of the industry » Low debt to enterprise value 15 Although we focus on investments in the cannabis industry, sub - strategies of our principal investment strategy may also consist of growth capital and technology companies, esoteric and asset - based lending opportunities, and companies in need of liquidity solutions. We are not required to have a minimum investment in any of these sub - strategies

Loan Origination Pipeline

Driven by proprietary deal sourcing

Over 1,000 **Qualified** Deals Sourced and Reviewed

Total current active pipeline of **~$559mm** across **39** potential borrowers[1]

Robust opportunity set across the current active pipeline:[1]
- cannabis (~66%)
- non-cannabis (~34%)

- Continued cannabis legalization at the state level creates a new influx of opportunities
- Increase in M&A activity in both cannabis and non-cannabis verticals requires additional debt financing
- Robust set of profitable companies and refinancing opportunities across industries
- Continued pull back of banks in the lower middle market and middle market creating a longer-term opportunity in non-cannabis companies



1. As of September 30, 2024, includes potential syndications, and represents origination opportunities across the Chicago Atlantic platform.

CHICAGO ATLANTIC
CHICAGO ATLANTIC BDC, INC.
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Schedule of Investments Appendix

Schedule of Investments (as of October 1, 2024)[1]

Portfolio Company[2]	Security Type	Maturity Date	Fixed vs. Floating	Floating Reference Rate	Prime/SOFR Floor	Cash Spread/Coupon	PIK Rate	Investment Value[2]	% of Net Assets
Company 1	Senior Secured Note	7/16/2029	Fixed	n/a	n/a	12.75%	-	$3,322,000	1.2%
Company 2	First Lien Senior Secured Delayed Draw TL	6/30/2025	Floating	Prime	7.00%	P+6.00%	2.00%	$10,261,692	3.8%
Company 3	First Lien Senior Secured Delayed Draw TL	12/31/2024	Floating	Prime	8.50%	P+5.75%	-	$1,791,820	0.7%
Company 4	First Lien Senior Secured TL	9/22/2025	Floating	SOFR	4.00%	S+7.50%	-	$3,275,125	1.2%
Company 5	Senior Secured Note	12/15/2026	Fixed	n/a	n/a	8.00%	-	$4,297,500	1.6%
Company 6	First Lien Senior Secured Delayed Draw TL – Unfunded	8/15/2027	Floating	Prime	8.00%	P+6.50%	-	$4,850,000	1.8%
Company 7	First Lien Senior Secured Delayed Draw TL	5/3/2026	Floating	Prime	7.50%	P+8.75%	-	$27,870,000	10.2%
Company 8	First Lien Senior Secured Delayed Draw TL	12/31/2026	Floating	Prime	8.50%	P+7.75%	-	$14,307,500	5.3%
Company 9	First Lien Senior Secured Delayed Draw TL	12/31/2025	Fixed	n/a	n/a	11.00%	5.00%	$9,446,592	3.5%
Company 10	First Lien Senior Secured TL	6/6/2026	Fixed	n/a	n/a	15.00%	-	$3,395,000	1.2%
Company 11	First Lien Senior Secured TL- Tranche C	11/30/2024	Floating	SOFR	1.50%	S+9.85%	-	$91,043	0.0%
Company 11	First Lien Senior Secured TL- Tranche A	12/17/2025	Floating	SOFR	1.50%	S+9.85%	-	$521,406	0.2%
Company 11	First Lien Senior Secured TL- Tranche B	1/6/2027	Floating	SOFR	1.50%	S+9.85%	-	$1,648,410	0.6%
Company 12	First Lien Senior Secured TL	5/31/2026	Floating	Prime	-	P+7.25%	-	$3,000,000	1.1%
Company 13	First Lien Senior Secured TL	3/28/2027	Floating	Prime	8.50%	P+6.50%	-	$14,846,250	5.4%
Company 14	First Lien Senior Secured TL	3/31/2026	Floating	Prime	8.00%	P+7.50%	-	$5,319,000	2.0%
Company 15	Senior Secured Note	6/30/2025	Fixed	n/a	n/a	12.00%	-	$4,122,500	1.5%
Company 16	First Lien Senior Secured Delayed Draw TL	5/30/2025	Fixed	n/a	n/a	11.00%	2.00%	$4,544,484	1.7%
Company 17	First Lien Senior Secured TL	11/1/2026	Floating	Prime	8.50%	P+1.75%	3.00%	$3,390,774	1.2%
Company 17	Incremental First Lien Senior Secured TL	11/1/2026	Floating	Prime	8.50%	P+1.75%	3.00%	$1,870,611	0.7%
Company 18	First Lien Senior Secured Delayed Draw TL	8/4/2025	Floating	Prime	5.00%	P+7.50%	3.50%	$3,162,480	1.2%
Company 19	First Lien Senior Secured Note	10/2/2028	Fixed	n/a	n/a	15.00%	-	$22,000,000	8.1%
Company 20	First Lien Senior Secured TL	5/22/2026	Floating	Prime	4.00%	P+8.50%	1.00%	$33,577,181	12.3%
Company 21	First Lien Senior Secured TL	11/1/2025	Floating	Prime	8.25%	P+10.00%	-	$6,876,703	2.5%
Company 22	First Lien Senior Secured Delayed Draw TL	10/4/2024	Floating	Prime	3.25%	P+8.75%	2.00%	$9,000,000	3.3%
Company 23	First Lien Senior Secured Delayed Draw TL	7/29/2026	Floating	Prime	7.00%	P+7.00%	2.00%	$2,921,333	1.1%
Company 24	First Lien Senior Secured Delayed Draw TL	3/31/2025	Floating	Prime	3.50%	P+4.75%	8.00%	$2,899,790	1.1%
Company 25	First Lien Senior Secured TL	10/30/2026	Floating	Prime	6.25%	P+6.50%	-	$52,513,283	19.3%
Company 26	Series A Senior Note	11/29/2027	Fixed	n/a	n/a	13.80%	5.00%	$5,056,337	1.9%
Company 27	Senior Secured First Lien TL	5/31/2029	Fixed	n/a	n/a	6.00%	6.00%	$1,260,000	0.5%
Company 27	Preferred Equity and Warrants	n/a	n/a	n/a	n/a	n/a	n/a	$676,000	0.2%
Company 28	First Lien Senior Secured TL	9/18/2026	Floating	SOFR	4.00%	S+7.75%	-	$10,402,735	3.8%
Total								**$272,517,550**	**100%**

1. Based on Company data as of 9/30/24 and Loan Portfolio Data as of 9/28/24. 2. Investment Value excludes accrued interest of approximately $2.9mm which was part of the transaction fair value of the Loan Portfolio Acquisition.

CHICAGO ATLANTIC
CHICAGO ATLANTIC BDC, INC.
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